ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement (the "Agreement") is entered into between Buddy Young (the "Purchaser") and Mar Ventures Inc., a Delaware corporation (the "Seller"), effective as of August 6, 1997 (the "Effective Date"). For purposes of this Agreement, each of Purchaser and Seller shall be referred to individually as a "Party" and both of them shall be referred to collectively as the "Parties".

                                    Recitals
                                    --------

     A. The Seller has purchased a company engaged in the business of oil and gas exploration, development, and consulting and Seller intends for its entire business to be oil and gas exploration, development, and consulting. Seller also has changed the location of its principal office from Encino, California to Denver, Colorado.

     B. Seller wishes to sell certain assets to Purchaser that are not related to the Seller's oil and gas business or to Seller's principal office in Denver, Colorado, and Purchaser wishes to purchase these assets from Seller, according to the terms and conditions of this Agreement.

                                    Agreement
                                    ---------

     In consideration of the premises and of the mutual covenants contained in this Agreement, the Parties agree as follows:

     1. Definitions. As used in this Agreement, the following terms have the meanings indicated:

          1.1 "Assets" refers to all right, title and interest of Seller in, to and under (a) the Programs (as "Programs" is defined below), and all the tangible and intangible assets of the Seller related to the Programs, including but not limited to all of Seller's interest in licenses, licensing fees and accounts receivable, copyrights, intellectual property rights related to the Programs and to video tape or film reproductions of the Programs, and (b) the office supplies and office furniture located at the Seller's former office (the "California Office") located at 17337 Ventura Boulevard, Suite 224, Encino, California 91316.

          1.2 "Assignment And Release" refers to the form of Assignment, Assumption And Release Agreement to be executed and delivered by Purchaser to Seller in payment of the Purchase Price in accordance with Section 2.4 of this Agreement, a form of which Assignment And Release is attached to and made a part of this Agreement as Exhibit A.

          1.3 "Landlord" means Terrace Tower U.S.A. Inc.

          1.4 "Lease" means the Lease dated December 31, 1996, between Landlord and Seller concerning the California Office.

          1.5 "Liabilities" means all liabilities and obligations of Seller, regardless of whether incurred or accrued before or after the Effective Date, related to or concerning or arising out of (a) the Assets, (b) the Service Agreements, (c) the Whitman Claim (except with respect to any services requested by Seller after the Effective Date), and (d) the Lease. Without limiting the foregoing, Liabilities shall include accounts payable related to the Assets. The Liabilities are being assumed by Purchaser pursuant to this Agreement.

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          1.6  "Programs"  refers  to the  following  television  programs:  (a)
"Heartstoppers. . . At The Movies", a two-hour television program hosted by George Hamilton, (b) "Christmas At The Movies", a one-hour television program hosted by Gene Kelly, and (c) "It's A Wonderful Life - A Personal Remembrance", an approximately 15-minute television program hosted by Frank Capra, Jr.

          1.7 "Purchaser" refers to Buddy Young, an individual.

          1.8 "Seller" refers to Mar Ventures Inc., a Delaware corporation.

          1.9 "Service Agreements" shall have the meaning set forth in Section 4(e).

          1.10 "Whitman Claim" shall have the meaning set forth in Section 4(f).

     2. Sale And Purchase.
        -----------------

          2.1 Sale Of Assets. Subject to the terms and conditions of this Agreement and upon receipt of the payment of the Purchase Price in the manner described in Section 2.4 of this Agreement, effective as of the Effective Date, Purchaser shall purchase, and Seller shall sell, transfer, convey, assign, and deliver to Purchaser, all of Seller's right, title and interest in, to, and under the Assets. THE ASSETS ARE TRANSFERRED "AS IS" AND THE SELLER MAKES NO WARRANTY AS TO THE SUITABILITY OF THE ASSETS FOR ANY PARTICULAR PURPOSE.

          2.2 Assumption Of Liabilities. Effective as of Effective Date, Purchaser shall assume the Liabilities. Without limiting the foregoing, Purchaser agrees to assume and perform all obligations of Seller with respect to the Assets and to pay or discharge all liabilities and obligations that have been or will be incurred or accrued at any time with respect to the Assets. Each of the Parties acknowledges and agrees that Seller shall have no further rights or obligations related to the Assets or related to any liabilities or other obligations that have been or will be incurred or accrued in connection with or otherwise with respect to the Assets at any time prior or subsequent to the Effective Date. Purchaser hereby agrees to indemnify and hold harmless Seller and its officers, directors, representatives and agents from and against any and all loss, damage, or liability due to, arising out of, or in any manner related to (a) the Assets, or (b) the Liabilities, or (c) the failure of Purchaser to perform Purchaser's obligations pursuant to this Section 2.2, or (d) a breach by Purchaser of any representation, warranty, or certification contained in this Agreement.

          2.3 Purchase Price. Purchaser shall pay to Seller for all the Assets aggregate consideration of $32,000 (the "Purchase Price"), payable in accordance with Section 2.4(a) below.


          2.4 Closing. The closing of the purchase and sale of the Assets pursuant to this Agreement (the "Closing") shall be held at the Seller's offices at 1675 Broadway, Suite 1150, Denver, Colorado 80202 on October 3, 1997 at 10:00 a.m. Notwithstanding the above, the Closing shall be held at such other time and place to which the Seller and the Purchaser may agree. The date of Closing shall be referred to as the "Closing Date". At the Closing, the following will occur:

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               (a) Purchaser  shall pay the Purchase  Price by delivering to the
     Seller a counterpart of the Assignment And Release signed by Purchaser; and

               (b) Seller shall deliver to Purchaser (i) the Assets that are in the possession or control of Seller, and (ii) a counterpart of the Assignment And Release signed on behalf of Seller; and

               (c) Purchaser shall deliver to Seller (i) payment of an amount equal to the aggregate amount of Security Deposits in accordance with
     Section 5.3 below, (ii) a copy of the Landlord Consent signed by Landlord and Purchaser, and (iii) the amount of the Bank Account in accordance with
     Section 5.4 below.

     3. Representations Of Seller. Seller represents, warrants and agrees to and with Purchaser as follows as of the Effective Date and as of the Closing Date:


          3.1 Seller has full power, authority, and legal right to sell the Assets;


          3.2 This Agreement constitutes a legal and binding obligation of the Seller, and is valid and enforceable against the Seller and Seller's successors in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except that the remedies of specific performance, injunction and the forms of equitable relief may be subject to equitable defenses and to the equitable discretion of the court before which any proceeding therefor may be brought; and

          3.3 There are no restrictions on Seller's right or ability to sell the Assets to Purchaser.

     4. Representations Of Purchaser. Purchaser hereby represents, warrants, and agrees to and with Seller as follows:

          4.1 Purchaser has full power, authority, and legal right to purchase the Assets from Seller, and the execution of this Agreement by Purchaser does not require the consent of, or notice to, any party not previously obtained or given;

          4.2 This Agreement constitutes a legal and binding obligation of the Purchaser, and is valid and enforceable against Purchaser and Purchaser's successors in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except that the remedies of specific performance, injunction and the forms of equitable relief may be subject to equitable defenses and to the equitable discretion of the court before which any proceeding therefor may be brought; and

          4.3 Purchaser is a former officer and director of Seller and is familiar with the Assets and the Liabilities. Purchaser understands that the Assets are being transferred to Purchaser pursuant to the terms of this Agreement in "AS IS" condition. NO REPRESENTATIONS OR WARRANTIES ARE MADE BY SELLER TO PURCHASER CONCERNING THE SUITABILITY OF THE ASSETS FOR ANY PARTICULAR PURPOSE.

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


          4.4 As of the Effective Date, Seller was indebted to Purchaser in an aggregate amount of at least $32,000 for advances made by the Purchaser to the Seller, which amount represents the valid and binding obligation of the Seller for which the Seller received adequate consideration and which amount was properly documented as an obligation of the Seller in accordance with generally accepted accounting principles.

          4.5 Purchaser has terminated all contracts and agreements concerning telephone service, long distance telephone service, courier service, and other services provided to the Seller at the California Office, including but not limited to those with AT&T, Federal Express, and Pacific Bell (the "Service Agreements"), and, as of the date of the signing of this Agreement by Purchaser, the Seller has no obligations under the Service Agreements.

          4.6 Purchaser has settled and caused to be discharged all amounts claimed by or owed to Whitman, Breed & Abbott from the Seller at any time on or before the date of the signing of this Agreement by Purchaser (the "Whitman Claim") and, as of the date of the signing of this Agreement by Purchaser, the Seller has no obligations to Whitman, Breed & Abbott.

     5. Additional Covenants.
        --------------------

          5.1 Brokerage Commissions And Finders' Fees. Purchaser shall indemnify and hold harmless Seller from any loss, cost or expense arising out of any claim for brokerage commissions, finders' fees or other like payment with respect to this Agreement or other transfer of the Assets if such claim is based upon any agreement or understanding with Purchaser or any of Purchaser's representatives or agents. Seller shall indemnify and hold harmless Purchaser from any loss, cost, or expense arising out of a claim for brokerage commissions, finders' fees or other like payment with respect to this Agreement or the transfer of the Assets if such claim is based upon any agreement or understanding with Seller or any of Seller's representatives or agents.

          5.2 Expenses. Each respective Party will pay all expenses and fees of his or its legal counsel, accountants, and other agents and advisers incurred pursuant to this Agreement regardless of whether the transactions contemplated in this Agreement are consummated.

          5.3 California Office Lease. Seller agrees to pay to Purchaser at the Closing $2,900 to reimburse Purchaser for the rental due pursuant to the Lease from August 6, 1997 through September 30, 1997. Purchaser shall assume and perform all obligations of Seller accruing on and after August 6, 1997 pursuant to the Lease. Prior to the Closing, Purchaser shall obtain the written consent (the "Landlord Consent") of Landlord to the assignment of the Lease to Purchaser, which Landlord Consent shall contain a release of all of Seller's obligations pursuant to the Lease arising after August 6, 1997 and which Landlord Consent shall be in a form reasonably acceptable to Seller. At the Closing, Purchaser shall pay to Seller an amount equal to all security deposits (the "Security Deposits") held by the Landlord, pursuant to the Lease, which consist of $1,605 in the aggregate, and, pursuant to the Landlord Consent, Purchaser shall have the right to receive the return of the Security Deposits at the expiration of the initial term of the Lease on February 28, 2000.

          5.4 Bank Accounts. Purchaser shall deliver to Seller at the Closing all amounts held in Bank Account No. 03928-08371 (the "Bank Account") at Bank of America, Encino Branch 0392, which consists of approximately $336.20 as of the date of Purchaser's signing of this Agreement. Prior to the Closing, Purchaser shall cause the Bank Account to be closed and will provide Seller with reasonable evidence of the closing of the Bank Account.

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          5.5  Additional  Documentation.  Within  30 days of the  receipt  of a request from Purchaser, Seller shall execute and deliver to Purchaser all such additional agreements, assignments, instruments, and other documents reasonably necessary to effectuate the transactions contemplated by this Agreement.

     6. Miscellaneous.
        --------------

          6.1 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof.


          6.2 Notice. All notices, requests, demands, directions and other communications ("Notices") provided for in this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable Party at the address of such Party set forth below in this
Section 6.2. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the third business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective Party set forth in this Section 6.2. When sent by telecopier or facsimile, each such Notice shall be effective on the first business day on which or after which it is sent. Each such Notice shall be addressed to the Party to be notified as shown below:

                  Purchaser:        Buddy Young
                                    17337 Ventura Boulevard, Suite 224
                                    Encino, California 91316
                                    Facsimile No.:  (818) 784-8660

                  Seller:           Mar Ventures Inc.
                                    1675 Broadway, Suite 1150
                                    Denver, Colorado 80202
                                    Facsimile No.:  (303) 825-3768

          Either Party may change his or its respective address for purposes of this Section 6.2 by giving the other Party Notice of the new address in the manner set forth above.

          6.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, and if any provision of this Agreement shall be or become prohibited or invalid in whole or in part for any reason whatsoever, that provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining portion of that provision or the remaining provisions of this Agreement.

          6.4 Non-Waiver. The waiver of any Party of a breach or a violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation of any provision of this Agreement.


          6.5 Amendment. No amendment or modification of this Agreement shall be deemed effective unless and until it has been executed in writing by the Parties to this Agreement. No term or condition of this Agreement shall be deemed to have been waived, nor shall there by any estoppel to enforce any provision of this Agreement, except by a written instrument that has been executed by the Party charged with such waiver or estoppel.

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

          6.6 Inurement. This Agreement shall be binding upon both of the Parties, and it shall benefit, respectively, each of the Parties, and their respective successors and assigns. This Agreement shall not be assignable by any Party. There are no third party beneficiaries to this Agreement.

          6.7 Headings. The headings to this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

          6.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute a single instrument.

          6.9 Survival Of Representations And Warranties. Each covenant, agreement, representation and warranty of the Parties under this Agreement shall survive for one year the execution of this Agreement and the performance of each respective Party's obligations pursuant to this Agreement.

     IN WITNESS WHEREOF, this Agreement is executed on the dates set forth below to be effective as of the Effective Date.

                                              PURCHASER:




Date:  15 Oct. 1997                           /s/  Buddy Young
     ---------------------------------             -----------------------------
                                                   Buddy Young, individually

                                              SELLER:

                                              Mar Ventures Inc.



Date:  14 Oct 1997                             By:  /s/ D. Scott Singdahlsen
     ---------------------------------             -----------------------------
                                                   D. Scott Singdahlsen,
                                                   President

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